UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 8.01 Other Information.

On December 31, 2018, Tyme filed a registration statement with the Securities and Exchange Commission to register the resale of shares of our common stock, including shares issuable upon exercise of warrants, currently held by our security holders named therein. The registration statement referred to above is not yet effective.

The securities were previously issued in connection with private financings completed during calendar years 2015, 2016 and 2017 as well as in private transactions with certain Tyme affiliates. Securities associated with these financings had not previously been registered. We are not selling any securities under this registration statement and will not receive any proceeds from the sale of our securities by the selling security holders, although we could receive certain proceeds upon the exercise of outstanding warrants referred to in the registration statement.

This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: January 3, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer